Exhibit 99.4

As you may have heard, Atlas Energy, Inc. (“Atlas Energy”) announced that it has entered into a definitive agreement to be acquired by Chevron Corporation, and Atlas Pipeline Holdings, L.P. (“AHD”) has agreed to acquire from Atlas Energy approximately 175 Bcfe of natural gas reserves, certain other energy assets and fee revenues from the investment management business owned by Atlas Energy, which includes Atlas Resources, LLC’s management of limited partnerships. You may access press releases concerning these transactions on the web sites of Atlas Energy, Inc., Atlas Pipeline Partners L.P. or Atlas Pipeline Holdings L.P.

The management of these limited partnerships will remain under the Atlas Energy umbrella of business until closing of the transactions, and thereafter will be under AHD, and we expect that your future experience with these limited partnerships will not be noticeably different than what it has been in the past – except to the extent that we are always striving to improve our customer service to and overall experience of our partners.

We will continue to provide you with excellent service and anticipate bringing to market additional tax-advantaged limited partnerships in the future.

Please contact us at 800-251-0171, option 3, if you have any questions or concerns on this or any other matter.

Important Additional Information About this Transaction

Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of Atlas Energy and Chevron Corporation. Stockholders of Atlas Energy are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the proposed merger can be obtained, when available without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy’s Internet site at www.atlasamerica.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. In addition, because Atlas Energy controls the general partnership interest in AHD, which itself controls the general partnership interest in Atlas Pipeline Partners, L.P. (“APL”), directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. You can obtain free copies of Atlas Energy’s annual proxy statement, and Atlas Energy’s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy’s investor relations department. You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively.

Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.